Exhibit 99.1
Alphabet Announces Fourth Quarter and Fiscal Year 2022 Results
MOUNTAIN VIEW, Calif. – February 2, 2023 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2022.
Sundar Pichai, CEO of Alphabet and Google, said: “Our long-term investments in deep computer science make us extremely well-positioned as AI reaches an inflection point, and I’m excited by the AI-driven leaps we’re about to unveil in Search and beyond. There’s also great momentum in Cloud, YouTube subscriptions, and our Pixel devices. We’re on an important journey to re-engineer our cost structure in a durable way and to build financially sustainable, vibrant, growing businesses across Alphabet.”
Ruth Porat, CFO of Alphabet and Google, said: “Our Q4 consolidated revenues were $76 billion, up 1% year over year, or up 7% in constant currency, and $283 billion for the full year 2022, up 10%, or up 14% in constant currency. We have significant work underway to improve all aspects of our cost structure, in support of our investments in our highest growth priorities to deliver long-term, profitable growth.”
Q4 2022 financial highlights
The following table summarizes our consolidated financial results for the quarters and years ended December 31, 2021 and 2022 (in millions, except for per share information and percentages).

	Quarter Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
	(unaudited)			(unaudited)
Revenues	$75,325	$76,048	$257,637	$282,836
Change in revenues year over year	32%	1%	41%	10%
Change in constant currency revenues year over year(1)	33%	7%	39%	14%

Operating income	$21,885	$18,160	$78,714	$74,842
Operating margin	29%	24%	31%	26%

Other income (expense), net	$2,517	$(1,013)	$12,020	$(3,514)

Net income	$20,642	$13,624	$76,033	$59,972
Diluted EPS	$1.53	$1.05	$5.61	$4.56
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” for more details.

Q4 2022 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees

	Quarter Ended December 31,
	2021	2022
Google Search & other	$43,301	$42,604
YouTube ads	8,633	7,963
Google Network	9,305	8,475
Google advertising	61,239	59,042
Google other	8,161	8,796
Google Services total	69,400	67,838
Google Cloud	5,541	7,315
Other Bets	181	226
Hedging gains (losses)	203	669
Total revenues	$75,325	$76,048

Total TAC	$13,427	$12,925

Number of employees	156,500	190,234
Segment Operating Results

	Quarter Ended December 31,
	2021	2022
Operating income (loss):
Google Services	$25,993	$21,101
Google Cloud	(890)	(480)
Other Bets	(1,450)	(1,631)
Corporate costs, unallocated	(1,768)	(830)
Total income from operations	$21,885	$18,160
Additional Information Relating to Fiscal Year 2023 (unaudited)
Recent Announcements
In January 2023, we announced a reduction of our workforce of approximately 12,000 roles. We expect to incur employee severance and related charges of $1.9 billion to $2.3 billion, the majority of which will be recognized in the first quarter of 2023.
In addition, we are taking actions to optimize our global office space. As a result we expect to incur exit costs relating to office space reductions of approximately $0.5 billion in the first quarter of 2023. We may incur additional charges in the future as we further evaluate our real estate needs.
Change in Useful lives of our server and network equipment
In January 2023, we completed an assessment of the useful lives of our servers and network equipment, resulting in a change in the estimated useful life of our servers and certain network equipment to six years, which we expect to result in a reduction of depreciation of approximately $3.4 billion for the full fiscal year 2023 for assets in service as of December 31, 2022, recorded primarily in cost of revenues and research and development (R&D) expenses.
Segment Reporting Changes
As AI is critical to delivering our mission of bringing our breakthrough innovations into the real world, beginning in January 2023, we will update our segment reporting relating to certain of Alphabet's AI activities. DeepMind, previously reported within Other Bets, will be reported as part of Alphabet's corporate costs, reflecting its increasing collaboration with Google Services, Google Cloud, and Other Bets. Prior periods will be recast to conform to the revised presentation.

Webcast and conference call information
A live audio webcast of our fourth quarter 2022 earnings release call will be available on YouTube at https://youtu.be/G8sDUI8iPnI. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. All information provided in this release and in the attachments is as of February 2, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,
	2021	2022
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,945	$21,879
Marketable securities	118,704	91,883
Total cash, cash equivalents, and marketable securities	139,649	113,762
Accounts receivable, net	39,304	40,258
Inventory	1,170	2,670
Other current assets	8,020	8,105
Total current assets	188,143	164,795
Non-marketable securities	29,549	30,492
Deferred income taxes	1,284	5,261
Property and equipment, net	97,599	112,668
Operating lease assets	12,959	14,381
Intangible assets, net	1,417	2,084
Goodwill	22,956	28,960
Other non-current assets	5,361	6,623
Total assets	$359,268	$365,264
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,037	$5,128
Accrued compensation and benefits	13,889	14,028
Accrued expenses and other current liabilities	32,044	37,866
Accrued revenue share	8,996	8,370
Deferred revenue	3,288	3,908
Total current liabilities	64,254	69,300
Long-term debt	14,817	14,701
Deferred revenue, non-current	535	599
Income taxes payable, non-current	9,176	9,258
Deferred income taxes	5,257	514
Operating lease liabilities	11,389	12,501
Other long-term liabilities	2,205	2,247
Total liabilities	107,633	109,120
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 13,242 (Class A 6,015, Class B 893, Class C 6,334) and 12,849 (Class A 5,964, Class B 883, Class C 6,002) shares issued and outstanding	61,774	68,184
Accumulated other comprehensive income (loss)	(1,623)	(7,603)
Retained earnings	191,484	195,563
Total stockholders’ equity	251,635	256,144
Total liabilities and stockholders’ equity	$359,268	$365,264

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
	(unaudited)			(unaudited)
Revenues	$75,325	$76,048	$257,637	$282,836
Costs and expenses:
Cost of revenues	32,988	35,342	110,939	126,203
Research and development	8,708	10,267	31,562	39,500
Sales and marketing	7,604	7,183	22,912	26,567
General and administrative	4,140	5,096	13,510	15,724
Total costs and expenses	53,440	57,888	178,923	207,994
Income from operations	21,885	18,160	78,714	74,842
Other income (expense), net	2,517	(1,013)	12,020	(3,514)
Income before income taxes	24,402	17,147	90,734	71,328
Provision for income taxes	3,760	3,523	14,701	11,356
Net income	$20,642	$13,624	$76,033	$59,972

Basic earnings per share of Class A, Class B, and Class C stock	$1.56	$1.06	$5.69	$4.59
Diluted earnings per share of Class A, Class B, and Class C stock	$1.53	$1.05	$5.61	$4.56
Number of shares used in basic earnings per share calculation	13,253	12,897	13,353	13,063
Number of shares used in diluted earnings per share calculation	13,450	12,947	13,553	13,159

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
	(unaudited)			(unaudited)
Operating activities
Net income	$20,642	$13,624	$76,033	$59,972
Adjustments:
Depreciation and impairment of property and equipment	3,215	4,065	11,555	15,287
Amortization and impairment of intangible assets	224	136	886	641
Stock-based compensation expense	3,954	5,100	15,376	19,362
Deferred income taxes	1,616	(1,924)	1,808	(8,081)
(Gain) loss on debt and equity securities, net	(2,478)	1,663	(12,270)	5,519
Other	(14)	661	(213)	1,030
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(5,819)	(4,615)	(9,095)	(2,317)
Income taxes, net	(3,369)	1,446	(625)	584
Other assets	(399)	(778)	(1,846)	(5,046)
Accounts payable	1,157	(28)	283	707
Accrued expenses and other liabilities	4,541	3,424	7,304	3,915
Accrued revenue share	1,296	577	1,682	(445)
Deferred revenue	368	263	774	367
Net cash provided by operating activities	24,934	23,614	91,652	91,495
Investing activities
Purchases of property and equipment	(6,383)	(7,595)	(24,640)	(31,485)
Purchases of marketable securities	(40,090)	(11,621)	(135,196)	(78,874)
Maturities and sales of marketable securities	36,168	13,735	128,294	97,822
Purchases of non-marketable securities	(770)	(903)	(2,838)	(2,531)
Maturities and sales of non-marketable securities	344	19	934	150
Acquisitions, net of cash acquired, and purchases of intangible assets	(385)	(84)	(2,618)	(6,969)
Other investing activities	100	222	541	1,589
Net cash used in investing activities	(11,016)	(6,227)	(35,523)	(20,298)
Financing activities
Net payments related to stock-based award activities	(2,923)	(2,079)	(10,162)	(9,300)
Repurchases of stock	(13,473)	(15,407)	(50,274)	(59,296)
Proceeds from issuance of debt, net of costs	6,250	8,550	20,199	52,872
Repayments of debt	(6,365)	(8,718)	(21,435)	(54,068)
Proceeds from sale of interest in consolidated entities, net	0	25	310	35
Net cash used in financing activities	(16,511)	(17,629)	(61,362)	(69,757)
Effect of exchange rate changes on cash and cash equivalents	(181)	137	(287)	(506)
Net increase (decrease) in cash and cash equivalents	(2,774)	(105)	(5,520)	934
Cash and cash equivalents at beginning of period	23,719	21,984	26,465	20,945
Cash and cash equivalents at end of period	$20,945	$21,879	$20,945	$21,879

Segment results
The following table presents our revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended December 31,
	2021	2022
Revenues:
Google Services	$69,400	$67,838
Google Cloud	5,541	7,315
Other Bets	181	226
Hedging gains (losses)	203	669
Total revenues	$75,325	$76,048
Operating income (loss):
Google Services	$25,993	$21,101
Google Cloud	(890)	(480)
Other Bets	(1,450)	(1,631)
Corporate costs, unallocated	(1,768)	(830)
Total income from operations	$21,885	$18,160
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps and in-app purchases, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues from fees received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of health technology and internet services.
Unallocated corporate costs primarily include corporate initiatives, corporate shared costs, such as finance and legal, including certain fines and settlements, as well as costs associated with certain shared R&D activities. Additionally, hedging gains (losses) related to revenue are included in corporate costs.
Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended December 31,
	2021	2022
Interest income	$378	$659
Interest expense	(117)	(90)
Foreign currency exchange gain (loss), net	(163)	(185)
Gain (loss) on debt securities, net	(172)	(176)
Gain (loss) on equity securities, net(1)	2,650	(1,487)
Performance fees	(228)	193
Income (loss) and impairment from equity method investments, net	49	(31)
Other	120	104
Other income (expense), net	$2,517	$(1,013)
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q4 2022, the net effect of the loss on equity securities of $1.5 billion and the $193 million reversal of previously accrued performance fees related to certain investments decreased the provision for income tax, net income, and diluted EPS by $272 million, $1.0 billion, and $0.08, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended December 31, 2022
Net cash provided by operating activities	$23,614
Less: purchases of property and equipment	(7,595)
Free cash flow	$16,019
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended December 31, 2021 to the Quarter Ended December 31, 2022

			Quarter Ended December 31, 2022
					% Change from Prior Period
	Quarter Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
United States	$34,790	$36,982	$0	$36,982	6%		0%	6%
EMEA	23,153	21,762	(3,069)	24,831	(6)%		(13)%	7%
APAC	12,732	11,979	(1,450)	13,429	(6)%		(11)%	5%
Other Americas	4,447	4,656	(214)	4,870	5%		(5)%	10%
Revenues, excluding hedging effect	75,122	75,379	(4,733)	80,112	0%		(7)%	7%
Hedging gains (losses)	203	669
Total revenues(1)	$75,325	$76,048		$80,112	1%	1%	(7)%	7%
(1)Total constant currency revenues of $80.1 billion for the quarter ended December 31, 2022 increased $5.0 billion compared to $75.1 billion in revenues, excluding hedging effect for the quarter ended December 31, 2021.

Comparison from the Quarter Ended September 30, 2022 to the Quarter Ended December 31, 2022

			Quarter Ended December 31, 2022
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	September 30, 2022	December 31, 2022
United States	$33,372	$36,982	$0	$36,982	11%		0%	11%
EMEA	19,450	21,762	(580)	22,342	12%		(3)%	15%
APAC	11,494	11,979	(366)	12,345	4%		(3)%	7%
Other Americas	4,138	4,656	(141)	4,797	13%		(3)%	16%
Revenues, excluding hedging effect	68,454	75,379	(1,087)	76,466	10%		(2)%	12%
Hedging gains (losses)	638	669
Total revenues(1)	$69,092	$76,048		$76,466	10%	0%	(2)%	12%
(1)Total constant currency revenues of $76.5 billion for the quarter ended December 31, 2022 increased $8.0 billion compared to $68.5 billion in revenues, excluding hedging effect for the quarter ended September 30, 2022.
Comparison from the Year Ended December 31, 2021 to the Year Ended December 31, 2022

			Year Ended December 31, 2022
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
United States	$117,854	$134,814	$0	$134,814	14%		0%	14%
EMEA	79,107	$82,062	(8,979)	91,041	4%		(11)%	15%
APAC	46,123	47,024	(3,915)	50,939	2%		(8)%	10%
Other Americas	14,404	16,976	(430)	17,406	18%		(3)%	21%
Revenues, excluding hedging effect	257,488	280,876	(13,324)	294,200	9%		(5)%	14%
Hedging gains (losses)	149	1,960
Total revenues(1)	$257,637	$282,836		$294,200	10%	1%	(5)%	14%
(1)Total constant currency revenues of $294.2 billion for the year ended December 31, 2022 increased $36.7 billion compared to $257.5 billion in revenues, excluding hedging effect for the year ended December 31, 2021.
Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended December 31, 2020 to the Quarter Ended December 31, 2021

			Quarter Ended December 31, 2021
	Quarter Ended December 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2020	2021
Revenues excluding hedging effect	$56,900	$75,122	$(273)	$75,395	32%		(1)%	33%
Hedging gains (losses)	(2)	203
Total revenues	$56,898	$75,325		$75,395	32%	0%	(1)%	33%
Comparison from the Year Ended December 31, 2020 to the Year Ended December 31, 2021

			Year Ended December 31, 2021
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2020	2021
Revenues excluding hedging effect	$182,351	$257,488	$3,330	$254,158	41%		2%	39%
Hedging gains (losses)	176	149
Total revenues	$182,527	$257,637		$254,158	41%	0%	2%	39%